[ARMSTRONG, TEASDALE, SCHLAFLY,  & DAVIS LETTERHEAD]

                     July 29, 1998

Spartech Coporation
7733 Forsyth, Suite 1450
Clayton, MO 63105

     Re: Registration Statement on Form S-8 for up to 2,000,000 Shares of Common
         Stock

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") proposed to be filed by Spartech Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about
July 21, 1998, in connection with the registration under the Securities Act of 1933, as amended, of up to an aggregate of 2,000,000 shares of the Company's Common Stock $0.75 par value per share (the "Common Stock"), of which (i) up to 1,000,000 shares are being offered by the Company pursuant to the Spartech Corporation Incentive Stock Option Plan (the "Option Plan"), and (ii) up to 1,000,000 shares are being offered pursuant to the Spartech Corporation 401(k) Savings & Investment Plan (the "401(k) Plan" or together with the Option Plan, the "Plans").

     As your counsel, we have examined the Company's Restated Certificate of Incorporation and By-Laws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the adoption of the Plans and the authorization, issuance and sale of the Common Stock pursuant to the Plans. Based upon the foregoing and in reliance thereon, we are of the opinion that, subject to compliance with applicable state securities laws and the effectiveness of the Registration Statement,

     1. The up to 1,000,000 shares of Common Stock to be issued by the Company pursuant to the Option Plan, when issued pursuant to the due and valid exercise of options duly granted under the Option Plan, will be legally issued, fully paid and nonassessable; and

     2. The up to 1,000,000 shares of Common Stock to be acquired by participants in the 401(k) Plan, when and to the extent issued by the Company pursuant to the terms of the 401(k) Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in any Prospectus provided to participants in the Plans.


                                     Very truly yours,

                                     /s/ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS
                                     ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS